As filed with the Securities and Exchange Commission on January 15, 1999
                                             Registration No. 333-___________

     ======================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                          PREMISYS COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

                               Delaware 94-3153847
                    (State of incorporation) (I.R.S. employer
                               identification no.)

                               48664 Milmont Drive
                            Fremont, California 94538
          (Address, including zip code, of principal executive offices)

                             1994 Stock Option Plan
                            (Full title of the plan)

                                John J. Hagedorn
                             Chief Financial Officer
                          Premisys Communications, Inc.
                               48664 Milmont Drive
                            Fremont, California 94538
                                 (510) 353-7600
            (Name, address and telephone number of agent for service)

                                   Copies to:

                             William L. Hughes, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                           Palo Alto, California 94306
                                 (650) 494-0600

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------
                            Amount     Proposed      Proposed      Amount of
                             to be     Maximum        Maximum     Registration
Title of Securities to be  Registered  Offering      Aggregate        Fee
        Registered                     Price Per   Offering Price
                                       Share
-----------------------------------------------------------------------------

Common Stock, $0.01      930,492(1)   $ 10.50(2)   $9,770,166(2)   $ 2,716
 par value

Common Stock, $0.01      329,508(1)   $ 10.44(2)   $3,440,064(2)   $   957
 par value
------------------------------------------------------------------===========

------------------------------------------------------------------===========

(1)Additional shares registered pursuant to this Registration Statement as of December 23, 1998 under the 1994 Stock Option Plan.

(2)Based on the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq National Market as of December 16, 1998 pursuant to Rule 457(c) solely for the purpose of calculating the registration fee.

(3)Based on the exercise price of options granted from the shares being registered pursuant to this Registration Statement under the 1994 Stock Option Plan as of December 23, 1998 pursuant to Rule 457(h) solely for the purpose of calculating the registration fee.

                          PREMISYS COMMUNICATIONS, INC.
                       REGISTRATION STATEMENT ON FORM S-8
                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

          The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:
(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 26, 1998 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), which Annual Report contains audited financial statements for the year ended June 26, 1998.
(b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 25, 1998 filed pursuant to Section 13(a) of the Exchange Act.
(c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on March 14, 1995 with the Commission under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
(d) The description of the Registrant's Preferred Stock Purchase Rights contained in the Registrant's Registration Statement on Form 8-A filed on September 22, 1998 with the Commission under
               Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.

          Not applicable.

Item 5.  Interests of Named Experts and Counsel.

          The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Fenwick & West LLP, Palo Alto, California. Certain partners of Fenwick & West LLP own an aggregate of 6,000 shares of Common Stock of the Company.

Item 6.  Indemnification of Directors and Officers.

          As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law; (ii) the Registrant may, in its discretion, indemnify other officers, employees and agents as set forth in the Delaware General Corporation Law; (iii) upon receipt of an undertaking to repay such advances if indemnification is determined to be unavailable, the Registrant is required to advance expenses, as incurred, to its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law in connection with a proceeding (except if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding or, in certain circumstances, by independent legal counsel in a written opinion that the facts known to the decision-making party demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation); (iv) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with its directors, officers and employees and agents; (v) the Registrant may not retroactively amend the Bylaw provisions relating to indemnity; and (vi) to the fullest extent permitted by the Delaware General Corporation Law, a director or executive officer will be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe that his or her conduct was unlawful, if his or her action is based on the records or books of account of the corporation or on information supplied to him or her by officers of the corporation in the course of their duties or on the advice of legal counsel for the corporation or on information or records given or reports made to the corporation by independent certified public accountants or appraisers or other experts. This provision does not affect the availability of equitable remedies such as injunctive relief or rescission. Further, such limitation of liability also does not affect a director's responsibilities under any other laws, including federal securities laws or state or federal environmental laws.

          The Registrant's policy is to enter into indemnity agreements with each of its directors and executive officers. The indemnity agreements provide that directors and executive officers will be indemnified and held harmless to the fullest possible extent permitted by law including against all expenses (including attorneys' fees), judgments, fines and settlement amounts paid or reasonably incurred by them in any action, suit or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors, officers, employees or agents of the Registrant or as directors, officers, employees or agents of any other company or enterprise when they are serving in such capacities at the request of the Registrant. The Registrant will not be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims
(i) initiated by the indemnified party and not by way of defense, except with respect to a proceeding authorized by the Board of Directors and successful proceedings brought to enforce a right to indemnification under the Indemnity Agreement; (ii) for any amounts paid in settlement of a proceeding unless the Registrant consents to such settlement; (iii) on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the Registrant pursuant to the provisions of 16(b) of the Securities Exchange Act of 1934 and related laws; (iv) on account of conduct by the indemnified party which is finally adjudged to have been in bad faith; (v) on account of any criminal action or proceeding arising out of conduct that the indemnified party had reasonable cause to believe was unlawful; or (vi) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

          The indemnity agreement requires a director or executive officer to reimburse the Registrant for all expenses advanced only to the extent it is ultimately determined that the director or executive officer is not entitled, under Delaware law, the Bylaws, the indemnity agreement or otherwise to be indemnified for such expenses. The indemnity agreement provides that it is not exclusive of any rights a director or executive officer may have under the Certificate of Incorporation, Bylaws, other agreements, any majority-in-interest vote of the stockholders or vote of disinterested directors, the Delaware law or otherwise.

          The indemnification provision in the Bylaws, and the indemnity agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant's executive officers and directors for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

          As authorized by the Registrant's Bylaws, the Registrant, with approval by the Board, has purchased director and officer liability insurance.

Item 7.  Exemption from Registration Claimed.

          Not applicable.

Item 8.  Exhibits

        4.01 Registrant's Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on April 12, 1995. (Incorporated herein by reference to Exhibit 3.01 of the Registrant's Form 10-Q (No. 0-25684) for the Quarter ended March 31, 1995.)

        4.02 Registrant's Certificate of Amendment to Registrant's Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on December 15, 1995. (Incorporated herein by reference to Exhibit 3.05 of the Registrant's Form 10-Q (No. 0-25684) for the Quarter ended December 29, 1995 filed with the SEC on February 12, 1996.)

         4.03 Registrant's Bylaws, as amended and restated effective September 17, 1998. (Incorporated herein by reference to Exhibit 3.04 of the Registrant's Registration Statement on Form 8-A (No. 0-25684) filed with the Securities and Exchange Commission on September 22, 1998.)

         4.04 Registrant's 1994 Stock Option Plan, as amended, and related documents.

         4.05 Form of specimen certificate for Registrant's Common Stock. (Incorporated herein by reference to Exhibit 4.01 of the Registrant's Registration Statement on Form S-1 (No. 33-89598) declared effective April 15, 1995.)

         4.06 Investors' Rights Agreement, dated as of March 12, 1992, as amended June 15, 1992, October 22, 1993, December 14, 1993, February 18, 1994 and May 9, 1994 among Registrant and various investors. (Incorporated herein by reference to Exhibit 4.02 of the of the Registrant's Registration Statement on Form S-1 (No. 33-95266) filed August 1, 1995.)

         4.07 Waiver Relating to and Amendment of Investors' Rights Agreement dated as of July 24, 1995 among Registrant and various investors. (Incorporated herein by reference to Exhibit 4.03 of the Registrant's Registration Statement on Form S-1 (No. 33-95266) filed August 1, 1995.)

         4.08 Certificate of Designation specifying the rights, preferences and privileges of the Series A Junior Participating Preferred Stock of Registrant. (Incorporated herein by reference to Exhibit 3.03 of the Registrant's Registration Statement on Form 8-A (No. 0-25684) filed with the Securities and Exchange Commission on September 22, 1998.)

         4.09 Form of specimen of Right Certificate. (Incorporated herein by reference to Exhibit B to Exhibit 4.04 of the Registrant's Registration Statement on Form 8-A (No. 0-25684) filed with the Securities and Exchange Commission on September 22, 1998.)

         4.10 Rights Agreement dated September 18, 1998, between the Registrant and Chase Mellon Shareholder Services L.L.C. as Rights Agent,
               which includes as Exhibit A the form of Certificate of Designations of Series A Junior Participating Preferred Stock, as Exhibit B the Form of Right Certificate and as Exhibit C the Summary of Rights to Purchase Preferred Shares. (Incorporated by reference to Exhibit 4.04 of the Registrant's Registration Statement on Form 8-A (No. 0-25684) filed with the Securities and Exchange Commission on September 22, 1998.)

         5.01 Opinion of Fenwick & West LLP.

        23.01  Consent of Fenwick & West LLP (included in Exhibit 5.01).

        23.02  Consent of PricewaterhouseCoopers LLP, Independent
               Accountants.

        24.01 Power of Attorney (see page 8).

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statements;

               (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.







      [The rest of this page has been intentionally left blank.]

                              SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on the 15th day of January, 1999.


                          PREMISYS COMMUNICATIONS, INC.




                      By: /s/ John Hagedorn
                              John Hagedorn
                              Senior Vice President, Finance and Administration, Chief Financial Officer and Secretary

                          POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Nicholas J. Williams and John Hagedorn, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                    Title                        Date

Principal Executive Officer:


/s/ Nicholas J. Williams       Chief Executive Officer         January 15, 1999
Nicholas J. Williams           and a Director



Principal Financial Officer:


/s/ John Hagedorn         Senior Vice President, Finance and   January 15, 1999
John Hagedorn             Administration, Chief Financial
                          Officer and Secretary


Principal Accounting Officer:


/s/ Robert W. Dilfer      Vice President and Controller        January 15, 1999
Robert W. Dilfer

Additional Directors:


/s/ Boris J. Auerbuch              Director                    January 15, 1999
Boris J. Auerbuch


/s/ Lip-Bu Tan                     Director                    January 15, 1999
Lip-Bu Tan


/s/ Marino R. Polestra             Director                    January 15, 1999
Marino R. Polestra


/s/ Edward A. Keible, Jr.          Director                    January 15, 1999
Edward A. Keible, Jr.


/s/ Raymond C. Lin                 Director                    January 15, 1999
---------------------
Raymond C. Lin

                            Exhibit Index

Exhibit No.                      Description

4.01 Registrant's Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on April 12, 1995. (Incorporated herein by reference to Exhibit 3.01 of the Registrant's Form 10-Q (No. 0-25684) for the Quarter ended March 31, 1995.)

4.02 Registrant's Certificate of Amendment to Registrant's Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on December 15, 1995. (Incorporated herein by reference to Exhibit 3.05 of the Registrant's Form 10-Q (No. 0-25684) for the Quarter ended December 29, 1995 filed with the SEC on February 12, 1996.)

4.03    Registrant's  Bylaws,  as amended and restated  effective  September 17,
        1998. (Incorporated herein by reference to Exhibit 3.04 of the Registrant's Registration Statement on Form 8-A (No. 0-25684) filed with the Securities and Exchange
        Commission on September 22, 1998.)

4.04 Registrant's 1994 Stock Option Plan, as amended, and related documents.

4.05 Form of specimen certificate for Registrant's Common Stock. (Incorporated herein by reference to Exhibit 4.01 of the Registrant's Registration Statement on Form S-1 (No. 33-89598) declared effective April 15, 1995.)

4.06 Investors' Rights Agreement, dated as of March 12, 1992, as amended June 15, 1992, October 22, 1993, December 14, 1993, February 18, 1994 and May
        9, 1994 among Registrant and various investors. (Incorporated herein by reference to Exhibit 4.02 of the of the Registrant's Registration Statement on Form S-1 (No. 33-95266) filed August 1, 1995.)

4.07 Waiver Relating to and Amendment of Investors' Rights Agreement dated as of July 24, 1995 among Registrant and various investors. (Incorporated herein by reference to Exhibit 4.03 of the Registrant's Registration Statement on Form S-1 (No. 33-95266) filed August 1, 1995.)

4.08 Certificate of Designation specifying the rights, preferences and privileges of the Series A Junior Participating Preferred Stock of Registrant. (Incorporated herein by reference to Exhibit 3.03 of the Registrant's Registration Statement on Form 8-A (No. 0-25684) filed with the Securities and Exchange Commission on September 22, 1998.)

4.09 Form of specimen of Right Certificate. (Incorporated herein by reference to Exhibit B to Exhibit 4.04 of the Registrant's Registration Statement on Form 8-A (No. 0-25684) filed with the Securities and Exchange Commission on September 22, 1998.)

4.10 Rights Agreement dated September 18, 1998, between the Registrant and Chase Mellon Shareholder Services L.L.C. as Rights Agent, which includes as Exhibit A the form of Certificate of Designations of Series A Junior Participating Preferred Stock, as Exhibit B the Form of Right Certificate and as Exhibit C the Summary of Rights to Purchase Preferred Shares. (Incorporated by reference to Exhibit 4.04 of the Registrant's Registration Statement on Form 8-A (No. 0-25684) filed with the Securities and Exchange Commission on September 22, 1998.)

5.01 Opinion of Fenwick & West LLP.

23.01 Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02   Consent of PricewaterhouseCoopers LLP, Independent
        Accountants.

24.01 Power of Attorney (see page 8).

                             Exhibit 4.04


     Registrant's 1994 Stock Option Plan, as amended, and related documents

                    PREMISYS COMMUNICATIONS, INC.

                        1994 STOCK OPTION PLAN

                     As Adopted November 16, 1994
                    As Amended September 13, 1995
                    As Amended September 18, 1997
                     As Amended October 13, 1997
                    As Amended September 17, 1998

          1. PURPOSE. This 1994 Stock Option Plan (this "Plan") is established as a compensatory plan to attract, retain and provide equity incentives to selected persons to promote the financial success of Premisys Communications, Inc., a Delaware corporation, (the "Company"). Capitalized terms not previously defined herein are defined in Section 21 of this Plan.

          2. TYPES OF OPTIONS AND SHARES. Options granted under this Plan (the "Options") may be either (a) incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Revenue Code"), or (b) nonqualified stock options ("NQSOs"), as designated at the time of grant. The shares of stock that may be purchased upon exercise of Options granted under this Plan (the "Shares") are shares of the common stock of the Company $0.01 par value per share.

          3. NUMBER OF SHARES. The aggregate number of Shares that may be issued pursuant to Options granted under this Plan is 6,460,000.* Shares, subject to adjustment as provided in this Plan. If any Option expires or is terminated without being exercised in whole or in part, the unexercised or released Shares from such Options shall be available for future grant and purchase under this Plan. At all times during the term of this Plan, the Company shall reserve and keep available such number of Shares as shall be required to satisfy the requirements of outstanding Options under this Plan.

          4. ELIGIBILITY. Options may be granted to employees, officers, directors, consultants and advisers (provided such consultants and advisers render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction) of the Company or any Parent, Subsidiary or Affiliate of the Company. ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or a Parent or Subsidiary of the Company. The Committee (as defined in Section 16) in its sole discretion shall select the recipients of Options ("Optionees"). An Optionee may be granted more than one Option under this Plan. No Optionee shall be eligible to receive more than 1,000,000** Shares at any time during the term of this Plan pursuant to the grant of Options hereunder. The Company may also, from time to time, assume outstanding options granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (i) granting an Option under this Plan in replacement of the option assumed by the Company, or (ii) treating the assumed option as if it had been granted under this Plan if the terms of such assumed option could be applied to an Option granted under this Plan. Such assumption shall be permissible if the holder of the assumed option would have been eligible to be granted an Option hereunder if the other company had applied the rules of this Plan to such grant.

__________________________
* On March 13, 1995 a one-for-four reverse split of the Company's outstanding Common Stock (the "Reverse Split") was effected, reducing the number of shares reserved for issuance under the Plan to 1,000,000. On September 13, 1995, the Board approved an increase in the number of shares reserved for issuance under the Plan to 2,000,000, which increase was later approved by the Company's stockholders. On December 12, 1995, a two-for-one stock split in the form of a 100% stock dividend was paid to the Company's stockholders of record as of November 22, 1995, increasing the number of shares reserved for issuance under the Plan to 4,000,000. On September 18, 1997, the Board approved an increase in the number of shares reserved for issuance under the Plan to 5,200,000, which increase was later approved by the Company's stockholders. On September 17, 1998, the Board approved an increase in the number of shares reserved for issuance under the Plan to 6,460,000, which increase was later approved by the Company's stockholders.

** Due to the one-for-four Reverse Split and the 100% Stock Dividend, the number of shares an Optionee shall be eligible to receive is no more than 1,000,000.
____________________________________


          5. TERMS AND CONDITIONS OF OPTIONS. The Committee shall determine whether each Option is to be an ISO or an NQSO, the number of Shares subject to the Option, the exercise price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

               (a) Form of Option Grant. Each Option granted under this Plan shall be evidenced by a written Stock Option Grant (the "Grant") in such form (which need not be the same for each Optionee) as the Committee shall from time to time approve, which Grant shall comply with and be subject to the terms and conditions of this Plan.

               (b) Date of Grant. The date of grant of an Option shall be the date on which the Committee makes the determination to grant such Option unless otherwise specified by the Committee. The Grant representing the Option will be delivered to each Optionee with a copy of this Plan within a reasonable time after the granting of the Option.

               (c) Exercise Price. The exercise price of an NQSO shall be not less than 85% of the Fair Market Value of the Shares on the date the Option is granted. The exercise price of an ISO shall be not less than 100% of the Fair Market Value of the Shares on the date the Option is granted. The exercise price of any Option granted to a person owning more than l0% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company ("Ten Percent Stockholder") shall not be less than 110% of the Fair Market Value of the Shares on the date the Option is granted. Notwithstanding any section of this Plan, the exercise price of an Option shall not be less than the par value of the Shares.

               (d) Exercise Period. Options shall be exercisable within the times or upon the events determined by the Committee as set forth in the Grant; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted, and provided further that no Option granted to a Ten Percent Stockholder shall be exercisable after the expiration of five (5) years from the date the Option is granted. The Committee also may provide for the exercise of Options to become exercisable at one time or from time to time, periodically or otherwise, in such number or percentage as the Committee determines.

               (e) Limitations on ISOs. The aggregate Fair Market Value (determined as of the time an Option is granted) of stock with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) shall not exceed $100,000. If the Fair Market Value of Shares with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year exceeds $100,000, the Options for the first $100,000 worth of Shares to become exercisable in such year shall be ISOs and the Options for the amount in excess of $100,000 that becomes exercisable in that year shall be NQSOs. In the event that the Revenue Code or the regulations promulgated thereunder are amended after the effective date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be incorporated herein and shall apply to any Options granted after the effective date of such amendment.

               (f) Options Non-Transferable. Options granted under this Plan, and any interest therein, shall not be transferable or assignable by Optionee, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution, or as consistent with the specific Plan and Grant provisions relating thereto. During the lifetime of the Optionee an Option shall be exercisable only by Optionee and any elections with respect to an Option, may be made only by the Optionee.

               (g) Assumed Options. In the event the Company assumes an option granted by another company, the terms and conditions of such option shall remain unchanged (except the exercise price and the number and nature of shares issuable upon exercise, which will be adjusted appropriately pursuant to Section 424(c) of the Revenue Code). In the event the Company elects to grant a new option rather than assuming an existing option (as specified in Section 4), such new option need not be granted at Fair Market Value on the date of grant and may instead be granted with a similarly adjusted exercise price.

          6. EXERCISE OF OPTIONS.

               (a) Notice. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the "Exercise Agreement") in a form approved by the Committee (which need not be the same for each Optionee), stating the number of Shares being purchased, the restrictions imposed on the Shares, if any, and such representations and agreements regarding Optionee's investment intent and access to information, if any, as may be required by the Company to comply with applicable securities laws, together with payment in full of the exercise price for the number of Shares being purchased.

               (b) Payment. Payment for the Shares may be made in cash (by check) or, where approved by the Committee in its sole discretion at the time of grant and where permitted by law: (i) by cancellation of indebtedness of the Company to the Optionee; (ii) by surrender of shares of common stock of the Company having a Fair Market Value equal to the applicable exercise price of the Options, that have been owned by Optionee for more than six (6) months (and which have been paid for within the meaning of the Securities and Exchange Commission ("SEC") Rule 144 and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares), or were obtained by Optionee in the open public market; (iii) by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Revenue Code; provided, however, that Optionees who are not employees of the Company shall not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares; provided, further, that the portion of the Purchase Price equal to the par value of the Shares must be paid in cash; (iv) by waiver of compensation due or accrued to Optionee for services rendered; (v) provided that a public market for the Company's stock exists, through a "same day sale" commitment from Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; (vi) provided that a public market for the Company's stock exists, through a "margin" commitment from Optionee and an NASD Dealer whereby Optionee irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (vii) by any combination of the foregoing. Optionees who are not employees or directors of the Company shall not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares.

               (c) Withholding Taxes. Prior to issuance of the Shares upon exercise of an Option, Optionee shall pay or make adequate provision for any federal or state withholding obligations of the Company, if applicable. Where approved by the Committee in its sole discretion, Optionee may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to Optionee by deducting the Shares retained from the Shares exercised. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined in accordance with Section 83 of the Revenue Code (the "Tax Date"). All elections by Optionees to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Committee.

               (d) Limitations on Exercise. Notwithstanding the exercise periods set forth in the Grant, exercise of an Option shall always be subject to the following:

                    (i) If Optionee is Terminated for any reason except death or permanent, partial or total disability, as determined by the Committee ("Disability"), Optionee may exercise such Optionee's Options to the extent (and only to the extent) that such Options would have been exercisable upon the Termination Date, within three (3) months after the Termination Date (or such shorter time period as may be specified in the Grant), but in any event no later than the expiration date of the Options.

                    (ii) If  Optionee  is  Terminated  because  of the  death of
Optionee or Disability of Optionee (or the Optionee dies within three (3) months of such Termination), then Optionee's Options may be exercised to the extent (and only to the extent) that such Options would have been exercisable by Optionee on the Termination Date, by Optionee (or Optionee's legal representative) within twelve (12) months after the Termination Date (or such shorter time period as may be specified in the Grant), but in any event no later than the expiration date of the Options; provided, however, that in the event of Termination due to Disability other than as defined in Section 22(e)(3) of the Revenue Code, any ISO, or portion thereof, that remains exercisable after three
(3) months after the Termination Date shall be deemed an NQSO.

                    (iii)The Committee shall have discretion to determine whether Optionee has ceased to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company and the effective date on which such employment terminated.

                    (iv) In the case of an Optionee who is a director, independent consultant, contractor or adviser, the Committee will have the discretion to determine whether Optionee is "employed by the Company or any Parent, Subsidiary or Affiliate of the Company" pursuant to the foregoing Sections.

                    (v) The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Optionee from exercising the full number of Shares as to which the Option is then exercisable.

                    (vi) An Option shall not be exercisable unless such exercise is in compliance with the Securities Act of 1933, as amended (the "Securities Act"), all applicable state securities laws and the requirements of any stock exchange or national market system upon which the Shares may then be listed, as they are in effect on the date of grant or on the date of exercise or other issuance. Notwithstanding any other provision in the Plan, the Company shall have no obligation to issue or deliver certificates for Shares under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) completion of any registration or other qualification of such shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or national market system, and the Company shall have no liability for any inability or failure to do so.

          7. CERTIFICATES. All certificates for Shares or other securities delivered under the Plan shall be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed.

          8. RESTRICTIONS ON SHARES. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Grant a right to repurchase a portion of or all Shares that are not "vested" (as defined in the Grant) held by an Optionee following such Optionee's Termination at any time within ninety (90) days after the later of Optionee's Termination Date and the date Optionee purchases Shares under the Plan, for cash or cancellation of purchase money indebtedness, at the Optionee's original purchase price.

          9. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on an Optionee's Shares, the Committee may require the Optionee to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Optionee who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under the Plan shall be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Optionee's obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company shall have full recourse against the Optionee under the promissory note notwithstanding any pledge of the Optionee's Shares or other collateral. In connection with any pledge of the Shares, Optionee shall be required to execute and deliver a written pledge agreement in such form as the Committee shall from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a prorata basis as the promissory note is paid.

          10. MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. The Committee shall have the power to modify, extend or renew outstanding Options and to authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of Optionee, impair any rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with
Section 424(h) of the Revenue Code. The Committee shall have the power to reduce the exercise price of outstanding Options without the consent of Optionees by a written notice to the Optionees affected; provided, however, that the exercise price per Share may not be reduced below the minimum exercise price that would be permitted under Section 5(c) of this Plan for Options granted on the date the action is taken to reduce the exercise price.

          11. PRIVILEGES OF STOCK OWNERSHIP. No Optionee shall have any of the rights of a stockholder with respect to any Shares subject to an Option until such Option is properly exercised. After Shares are issued to the Optionee, the Optionee shall be a stockholder and have all the rights of a stockholder with respect to such Shares, including the rights to vote and receive all dividends made or paid with respect to such Shares; provided, that the Optionee shall have no right to retain such stock dividends on stock distributions with respect to Shares that are repurchased at the Optionee's original Purchase Price pursuant to Section 8. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to such date of exercise, except as provided in this Plan. The Company shall provide to each Optionee a copy of the annual financial statements of the Company at such time after the close of each fiscal year of the Company as such statements are released by the Company to its common stockholders generally.

          12. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Option granted under this Plan shall confer on any Optionee any right to continue in the employ of, or other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Optionee's employment or other relationship at any time, with or without cause.

          13. ADJUSTMENT OF OPTION SHARES. In the event that the number of outstanding shares of common stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, or if a substantial portion of the assets of the Company are distributed, without consideration in a spin-off or similar transaction, to the stockholders of the Company, the number of Shares available under this Plan and the number of Shares subject to outstanding Options and the exercise price per Share of such Options shall be proportionately adjusted, subject to any required action by the Board of Directors of the Company (the "Board") or stockholders of the Company and compliance with applicable securities laws; provided, however, that a fractional share shall not be issued upon exercise of any Option and any fractions of a Share that would have resulted shall either be cashed out at Fair Market Value or the number of Shares issuable under the Option shall be rounded up to the nearest whole number, as determined by the Committee; and provided further that the exercise price may not be decreased to below the par value for the Shares.

          14. ASSUMPTION OF OPTIONS BY SUCCESSORS.

               (a) In the event of (i) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly owned subsidiary, a reincorporation, or other transaction in which there is no substantial change in the stockholders of the corporation and the Options granted under this Plan are assumed by the successor corporation, which assumption shall be binding on all Optionees), (ii) a dissolution or liquidation of the Company, (iii) the sale of substantially all of the assets of the Company, or (iv) any other transaction which qualifies as a "corporate transaction" under Section 424(a) of the Revenue Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition of all or substantially all of the outstanding shares of the Company), any or all outstanding Options may be assumed by the successor corporation, which assumption shall be binding on all Optionees. In the alternative, the successor corporation may substitute an equivalent option or provide substantially similar consideration to Optionees as was provided to stockholders (after taking into account the existing provisions of Optionee's options, such as the exercise price and the vesting schedule). The successor corporation may also issue, in place of outstanding shares of the Company held by Optionee as a result of the exercise of an Option that is subject to repurchase, substantially similar shares or other property subject to similar repurchase restrictions no less favorable to Optionee.

               (b) In the event such successor corporation, if any, refuses to assume or substitute Options, as provided above, pursuant to a transaction described in Subsections 14(a)(ii), (iii) or (iv) above, or there is no successor corporation, and if the Company is ceasing to exist as a separate corporate entity, the Options shall, notwithstanding any contrary terms in the Grant, expire on a date at least twenty (20) days after the Board gives written notice to Optionees specifying the terms and conditions of such termination.

               (c) In the event such successor corporation refuses to assume or substitute Options, as provided above, pursuant to a transaction described in Subsection 14(a)(i) above, such Options shall expire on (and, if the Company has reserved to itself a right to repurchase Shares issued on exercise of Options at the original purchase price of such Shares, such right shall terminate on), the consummation of such transaction at such time and on such conditions as the Board shall determine.

               (d) Subject the foregoing provisions of this Section 14, in the event of the occurrence of any transaction described in Section 14(a), any outstanding Option shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other "corporate transaction," provided that under no circumstances shall unvested options be accelerated.

          15. ADOPTION AND STOCKHOLDER APPROVAL. This Plan shall become effective on the date that it is adopted by the Board. This Plan shall be approved by the stockholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date this Plan is adopted by the Board. Upon the effective date of the Plan, the Board may grant Options pursuant to this Plan; provided that, in the event that stockholder approval is not obtained within the time period provided herein, all Options granted hereunder shall terminate. No Option that is issued as a result of any increase in the number of shares authorized to be issued under this Plan shall be exercised prior to the time such increase has been approved by the stockholders of the Company and all such Options granted pursuant to such increase shall similarly terminate if such stockholder approval is not obtained.

          16. ADMINISTRATION. This Plan may be administered by the Board or a committee appointed by the Board (the "Committee"). As used in this Plan, references to the "Committee" shall mean either the committee appointed by the Board to administer this Plan or the Board if no committee has been established. If, at the time the Company registers under the Securities Exchange Act of 1934, as amended, two or more members of the Board are Outside Directors, the Committee shall be comprised of at least two members of the Board, all of whom are Outside Directors. The interpretation by the Committee of any of the provisions of this Plan or any Option granted under this Plan shall be final and binding upon the Company and all persons having an interest in any Option or any Shares purchased pursuant to an Option. The Committee may delegate to officers of the Company the authority to grant Options under this Plan to Optionees who are not Insiders of the Company.

          17. TERM OF PLAN. Options may be granted pursuant to this Plan from time to time within a period of ten (10) years from the date on which this Plan is adopted by the Board.

          18. AMENDMENT OR TERMINATION OF PLAN. The Committee may at any time terminate or amend this Plan in any respect including (but not limited to) amendment of any form of Grant, Exercise Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Committee shall not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval pursuant to the Revenue Code or the regulations promulgated thereunder as such provisions apply to ISO plans.

          19. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

          20. GOVERNING LAW. The Plan and all agreements, documents and instruments entered into pursuant to the Plan shall be governed by and construed in accordance with the internal laws of the State of California, excluding that body of law pertaining to conflict of laws.

          21. CERTAIN DEFINITIONS. As used in this Plan, the following terms shall have the following meanings:

               (a) "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               (b) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               (c) "Affiliate" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

               (d) "Fair Market Value" shall mean the fair market value of the Shares as determined by the Committee from time to time in good faith. If a public market exists for the Shares, the Fair Market Value shall be the average of the last reported bid and asked prices for common stock of the Company on the last trading day prior to the date of determination (or the average closing price over the number of consecutive working days preceding the date of determination as the Committee shall deem appropriate) or, in the event the common stock of the Company is listed on a stock exchange or on the Nasdaq National Market, the Fair Market Value shall be the closing price on such exchange or quotation system on the last trading day prior to the date of determination (or the average closing price over the number of consecutive working days preceding the date of determination as the Committee shall deem appropriate).

               (e) "Outside Director" shall mean any director who is not (i) a current employee of the Company or any Parent, Subsidiary or Affiliate of the Company, (ii) a former employee of the Company or any Parent, Subsidiary or Affiliate of the Company who is receiving compensation for prior services (other than benefits under a tax-qualified pension plan), (iii) a current or former officer of the Company or any Parent, Subsidiary or Affiliate of the Company or
(iv) currently receiving compensation for personal services in any capacity, other than as a director, from the Company or any Parent, Subsidiary or Affiliate of the Company; provided, however, that at such time as the term "Outside Director", as used in Section 162(m) of the Revenue Code, is defined in regulations promulgated under Section 162(m), "Outside Director" shall have the meaning set forth in such regulations, as amended from time to time and as interpreted by the Internal Revenue Service.

               (f) "Termination" or "Terminated" shall mean, for purposes of the Plan with respect to an Optionee, that the Optionee ceased to provide services as an employee, officer, director, consultant, independent contractor or adviser to the Company or a Parent, Subsidiary or Affiliate of the Company, except in the case of sick leave, military leave, or any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than ninety (90) days, or reinstatement upon the expiration of such leave is guaranteed by contract or statute. The Committee shall have the sole discretion to determine whether an Optionee has ceased to provide services and the effective date on which the Optionee ceased to provide services (the "Termination Date").

                    PREMISYS COMMUNICATIONS, INC.

                          STOCK OPTION GRANT

Optionee:                      (First)    (Last)

Address:                       (Street)
                               (City)   (State)   (Zip)

Total Shares Subject to Option:_________________________(Shares)

Exercise Price per Share:      (Price)

Date of Grant:                 (Grant)

Vesting Commencement Date      (Date of hire)

Expiration Date:               (Expire)

Type of Option:                [   ]Incentive Stock Option
                               [   ]Nonqualified Stock Option

          1. Grant of Option. Premisys Communications, Inc., a Delaware corporation (the "Company"), hereby grants to the optionee named above ("Optionee") an option (this "Option") to purchase the total number of shares of common stock of the Company, par value $0.01 per share, set forth above (the "Shares") at the exercise price per share set forth above (the "Exercise Price"), subject to all of the terms and conditions of this Stock Option Grant (this "Grant") and the Company's 1994 Stock Option Plan, as amended to the date hereof (the "Plan"). If designated as an Incentive Stock Option above, this Option is intended to qualify as an "incentive stock option" ("ISO") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Revenue Code"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan.

          2. Exercise Period of Option. Subject to the terms and conditions of the Plan and this Grant, this Option shall become exercisable as to portions of the Shares as follows: (a) This Option shall not be exercisable with respect to any of the Shares until one year following the Vesting Commencement Date; (b) if Optionee has been continuously employed by the Company, or any Parent or Subsidiary, at all times during the time period beginning on the Vesting
Commencement  Date set  forth  above,  until  one  year  following  the  Vesting
Commencement Date, then this Option shall become exercisable as to twenty-five percent (25%) of the Shares; and (c) thereafter this Option shall become exercisable as to an additional 2.083 percent of the Shares each succeeding month up to 100% of the Shares so long as Optionee remains continuously employed by the Company, or any Parent or Subsidiary, at all times; provided that Optionee shall in no event be entitled under this Option to purchase a number of shares of the Company's common stock greater than the "Total Shares Subject to Option" indicated above. Notwithstanding anything herein to the contrary, this Option shall expire on the Expiration Date set forth above and must be exercised, if at all, on or before the Expiration Date; and provided further that this Option must become exercisable as to at least 20% of the Shares for each full year since the Date of Grant.

          3. Restriction on Exercise. This Option may not be exercised unless such exercise is in compliance with the Securities Act and all applicable state securities laws as they are in effect on the date of exercise, and the requirements of any stock exchange or national market system on which the Company's common stock may be listed at the time of exercise. Optionee understands that the Company is under no obligation to register, qualify or list the Shares with the SEC, any state securities commission or any stock exchange to effect such compliance.

          4. Termination of Option. Except as provided below in this Section, this Option shall terminate and may not be exercised if Optionee ceases to be employed by the Company or any Parent or Subsidiary of the Company (or, in the case of a nonqualified stock option, an Affiliate of the Company). Optionee shall be considered to be employed by the Company for all purposes under this
Section 4 if Optionee is an officer, director or full-time employee of the Company or any Parent, Subsidiary or Affiliate of the Company or if the Committee determines that Optionee is rendering substantial services as a part-time employee, consultant, independent contractor or adviser to the Company or any Parent, Subsidiary or Affiliate of the Company. The Committee shall have discretion to determine whether Optionee has ceased to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company and the effective date on which such employment terminated (the "Termination Date").

               (a) Termination Generally. If Optionee ceases to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company for any reason except death or Disability, this Option, to the extent (and only to the extent) that it would have been exercisable by Optionee on the Termination Date, may be exercised by Optionee within three (3) months after the Termination Date, but in no event later than the Expiration Date.

               (b) Death or Disability. If Optionee ceases to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company because of the death of Optionee or the Disability of Optionee, this Option, to the extent (and only to the extent) that it would have been exercisable by Optionee on the Termination Date, may be exercised by Optionee (or Optionee's legal representative) within twelve (12) months after the Termination Date, but in no event later than the Expiration Date; provided, however, that if the Optionee's Termination is due to Disability other than as defined in Section 22(e)(3) of the Revenue Code, any ISO, or portion thereof, that remains exercisable after three (3) months after the Optionee's Termination Date shall be deemed an NQSO.

              (c) No  Right  to  Employment.  Nothing  in the Plan or this
Grant shall confer on Optionee any right to continue in the employ of, or other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Optionee's employment or other relationship at any time, with or without cause.

          5. Manner of Exercise.

               (a) Exercise Agreement. This Option shall be exercisable by delivery to the Company of an executed written Stock Option Exercise Agreement in the form attached hereto as Exhibit A, or in such other form as may be approved by the Company, which shall set forth Optionee's election to exercise some or all of this Option, the number of Shares being purchased, any restrictions imposed on the Shares and such other representations and agreements as may be required by the Company to comply with applicable securities laws. If someone other than Optionee exercises this Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise the Option.

               (b) Exercise Price. Such notice shall be accompanied by full payment of the Exercise Price for the Shares being purchased. Payment for the Shares may be made in cash (by check) or, where permitted by law: (i) by cancellation of indebtedness of the Company to Optionee; (ii) by surrender of shares of common stock of the Company having a Fair Market Value equal to the exercise price of the Option that have been owned by Optionee for more than six
(6) months (and which have been paid for within the meaning of SEC Rule 144 and, if such Shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares), or were obtained by Optionee in the open public market; (iii) by waiver of compensation due or accrued to Optionee for services rendered; (iv) provided that a public market for the Company's stock exists, through a "same day sale" commitment from Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; (v) provided that a public market for the Company's stock exists, through a "margin" commitment from Optionee and an NASD Dealer whereby Optionee irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; (vi) by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Revenue Code; provided that the portion of the Exercise Price equal to the par value of the Shares must be paid in cash (by check); or (vii) by any combination of the foregoing. Optionees who are not employees or directors of the Company shall not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares.

               (c) Withholding Taxes. Prior to the issuance of the Shares upon exercise of this Option, Optionee must pay or make adequate provision for any applicable federal or state withholding obligations of the Company. Optionee may (subject to the Company's approval) provide for payment of Optionee's minimum statutory withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld, all as set forth in Section 6(c) of the Plan. Insuch case, the Company shall issue the net number of Shares to Optionee by deducting the Shares retained from the Shares exercised.

               (d) Issuance of Shares. Provided that such notice and payment are in form and substance satisfactory to counsel for the Company, the Company shall cause the Shares to be issued in the name of Optionee, Optionee's legal representative or Optionee's assignee.

          6. Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO within (1) the date two years after the Date of Grant, or (2) the date one year after exercise of the ISO, Optionee shall immediately notify the Company in writing of such disposition. Optionee acknowledges and agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by Optionee from any such early disposition by payment in cash (or in Shares, to the extent permissible under Section 5(c)) or out of the current wages or other earnings payable to Optionee.

          7. Nontransferability of Option. If this Option is an ISO, or if Optionee is an Insider subject to Section 16(b) of the Exchange Act, then this Option may not be transferred in any manner other than by will or by the law of descent and distribution and may be exercised during the lifetime of Optionee only by Optionee. Otherwise, this Option may only be transferred to Optionee's immediate family, to a trust for the benefit of Optionee or Optionee's immediate family, or to a charitable entity qualified under Section 501(c) of the Revenue Code, where "immediate family" shall mean spouse, lineal descendant or antecedent, brother or sister. The terms of this Option shall be binding upon the executors, administrators, successors and assigns of Optionee.

          8. Tax Consequences. Set forth below is a brief summary as of the date this form of Grant was adopted of some of the federal and California tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

               (a) Exercise of ISO. If this Option qualifies as an ISO, there will be no regular federal income tax liability or California income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal income tax purposes and may subject Optionee to an alternative minimum tax liability in the year of exercise.

               (b) Exercise of Nonqualified Stock Option. If this Option does not qualify as an ISO, there may be a regular federal income tax liability and a California income tax liability upon the exercise of the Option. Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. The Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

               (c) Disposition of Shares.  In the case of an NQSO, if Shares are held for more than one year before disposition, any gain on disposition of the Shares will be treated as long-term capital gain for federal and California income tax purposes. In the case of an ISO, if Shares are held for more than one year after the date of exercise and more than two years after the Date of Grant, any gain on disposition on the Shares will be treated as long-term capital gain for federal and California income tax purposes. If Shares acquired pursuant to an ISO are disposed of within such one year or two year periods (a "disqualifying disposition"), gain on such disqualifying disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price (the "Spread"), or, if less, the difference between the amount realized on the sale of such Shares and the Exercise Price. Any gain in excess of the Spread shall be treated as capital gain.

          9. Interpretation. Any dispute regarding the interpretation of this Grant shall be submitted by Optionee or the Company to the Company's Board of Directors or the Committee thereof that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or Committee shall be final and binding on the Company and on Optionee.

          10. Entire Agreement. The Plan and the Stock Option Exercise Agreement attached as Exhibit A are incorporated herein by this reference. This Grant, the Plan and the Stock Option Exercise Agreement constitute the entire agreement of the parties hereto and supersede all prior undertakings and agreements with respect to the subject matter hereof.

          11. Privileges of Stock Ownership. Optionee shall not have any of the rights of a stockholder with respect to any Shares until Optionee exercises the Option and pays the Exercise Price.

          12. Notices. Any notice required to be given or delivered to the Company under the terms of this Grant shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated above or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by rapifax or telecopier.

          13. Successors and Assigns. The Company may assign any of its rights under this Grant. This Grant shall be binding upon and inure to the benefit of the successors and assigns of the Company.

          14. Governing Law. This Grant shall be governed by and construed in accordance with the laws of the State of California, excluding that body of law pertaining to conflict of laws.



                          PREMISYS COMMUNICATIONS, INC.





                          By:  _________________________________
                                 Raymond Lin, President

                              ACCEPTANCE

Optionee hereby acknowledges receipt of a copy of the Plan, represents that Optionee has read and understands the terms and provisions thereof, and accepts this Option subject to all the terms and conditions of the Plan and this Stock Option Grant. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that Optionee should consult a tax adviser prior to such exercise or disposition.




________________                    ____________________________
Date                                (First) (Last)


                                    ----------------------------
                                    Print Name

                     PREMISYS COMMUNICATIONS, INC.
                       STOCK OPTION EXERCISE FORM

Complete, sign and return this form along with payment to the Premisys Stock Administrator. If you have questions regarding the number of vested shares, how to complete the form or any other part of the exercise process call 510/353-4586.

NAME: __________               ADDRESS: __________
SOCIAL SECURITY # ____________
============================================================================

I, the undersigned, hereby irrevocably elect to exercise my options to purchase shares of common stock of Premisys Communications, Inc. under and pursuant to the options granted to me under the Premisys' Communications Stock Option Plan, as follows:

 Grant     Grant   Grant     Total     # Shares    # Shares    Option   Total
  Type      No.     Date    Granted   Exercisable  Exercised   Price      due
                                                                        Premisys
--------- -------- -------  --------  -----------  ----------  -------  --------

--------- -------- -------  --------  -----------  ----------  -------  --------

--------- -------- -------  --------  -----------  ----------  -------  --------

--------- -------- -------  --------  -----------  ----------  -------  --------

--------- -------- -------  --------  -----------  ----------  -------  --------
  ============================================================================

If you have a Non-Qualified (NQ) option, Premisys is obligated by law to withhold federal and state income taxes and payroll taxes from the gain on the exercise whether or not the shares are sold. Additional federal and state income tax may be withheld at your request. The tax rates for 1998 are:

      Federal Income Tax       28% of the gain
      State Income Tax         6% of the gain for CA or as required by
                               the state of residence
      Social Security          6.2% of the first $65,400 in earnings
      MHI (Medicare)           1.45% of all earnings
      SDI ______               0.5% of the first $31,767 in earnings
(California Residents only)

If you have an Incentive Stock Option (ISO) you may have Federal and State income tax withheld upon request.

I request additional withholding: Federal Income Tax ________ (% or total amount to be withheld)
                                  State Income Tax ________   (% or total amount
                                                                 to be withheld)
  ============================================================================

PLEASE DELIVER MY SHARES TO:                   PAYMENT METHOD:

(     ) Broker Acct. Name                      (     ) Check payable to Premisys
                                                       Communications
(     )  Home Address as shown above           (     ) Same-Day Sale
(     )  Other__                               (     ) Other (See other side or
                                                       Administrator)

If I have an Incentive Stock Option (ISO) grant, I am aware that exercising options results in tax preference income and that I may be subject to Alternative Minimum Tax and that adverse tax consequences may result from this exercise. I assume responsibility for seeking tax advice and am not relying on the company for tax advice.
______________________________________    __________________
Optionee Signature                        Date

______________________________________    __________________
Premisys Stock Administrator Signature    Date

Definitions and Entire Agreement Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the company's 1992 Stock Option Plan and 1994 Stock Option Plan, as applicable (each, a "Plan"). The applicable Plan and Stock Option Grant are incorporated herein by reference. This Stock Option exercise Agreement, the applicable plan and the Stock Option Grant constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreement of the Company and Optionee with respect to the subject matter hereof, and is governed by California law except for that body of law pertaining to conflict of laws.

Market Standoff Agreement Optionee agrees in connection with any registration of the Company's securities that, upon the request of the company or the underwriters managing any public offering of the company's securities, Optionee will not sell or other wise dispose of any Shares without the prior written consent of the Company or such underwriters, as the case may be, for such period of time from the effective date of such registration as the Company or the underwriters may specify for employee shareholders generally.

Other Payment Methods The Company policy is to accept payment for option exercises by check or same-day-sale. However, in certain instances with the approval of the Company, other payment methods, as allowed by the Plan, maybe accepted by the Company.
These are:
      By delivery of fully-paid, nonasessable and vested shares of the common stock of the Company owned by the Optionee for at least six (6) months prior to the date hereof (and which have been paid for within the meaning of the SEC Rule 144), or obtained by Optionee in the open public market, and owned free and clear of all liens, claims, encumbrances or security interests, valued at the current Fair Market Value.
      By  cancellation  of indebtedness of the Company to Optionee
      By waiver of compensation due or accrued to Options for services rendered to the Company.

                             Exhibit 5.01


                    Opinion of Fenwick & West LLP

                                                          EXHIBIT 5.01

                          January 14, 1999

Premisys Communications, Inc.
48664 Milmont Drive
Fremont, CA 94538

Gentlemen/Ladies:

      At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about January 15, 1999 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,260,000 shares of your Common Stock (the "Stock"), subject to issuance by you upon the exercise of stock options granted or to be granted by you under your 1994 Stock Option Plan, as amended (the "1994 Plan"). In rendering this opinion, we have examined the following:

      (1) your registration statement on Form 8-A (File Number 0-25684) filed with the Commission on March 14, 1995, together with the order of effectiveness issued by the Commission therefor on April 5, 1995;

      (2) Your Registration Statement on Form 8-A (File Number 0-25684) filed with the Commission on September 22, 1998[, together with the order of effectiveness issued by the Commission therefor on _________, 1998;]

      (3) the Registration Statement, together with the Exhibits filed as a part thereof including the 1994 Plan and related stock option grant and exercise agreement;

      (4)  the   Prospectus    prepared   in   connection   with   the
           Registration Statement;

      (5) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books and the minute books of your predecessor, Premisys Communications Holdings, Inc., a California corporation ("Premisys California"), that are in our possession;

      (6) the stock records that you have provided to us (consisting of a certificate from your transfer agent of even date herewith verifying the number of your issued and outstanding shares of capital stock as of the date hereof and a list of option and warrant holders respecting your capital and of any rights to purchase capital stock that was prepared by you and dated January 13, 1999 verifying the number of such issued and outstanding securities); and

      (7) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

      We have also confirmed the continued effectiveness of your registrations under the Securities Exchange Act of 1934, as amended, by telephone call to the offices of the Commission.

      In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

      As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

      We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and (without reference to case law or secondary sources) the existing Delaware General Corporation Law.

Based upon the foregoing, it is our opinion that the 1,260,000 shares of Stock that may be issued and sold by you upon the exercise of stock options granted or to be granted under the 1994 Plan, when issued and sold in accordance with the 1994 Plan and stock option or purchase agreements to be entered into thereunder, and in the manner referred to in the relevant Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

      We  consent to the use of this  opinion as an exhibit to the  Registration
Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

      This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                Very truly yours,

                               FENWICK & WEST LLP



                               By:  _/s/ Eileen Duffy Robinett ____
                                   Eileen Duffy Robinett, a Partner

                            Exhibit 23.02


                Consent of PricewaterhouseCoopers LLP

                                                         Exhibit 23.02


                  CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 23, 1998, except for Note 10 which is as of September 24, 1998, appearing on page 30 of Premisys Communications, Inc.'s Annual Report on Form 10-K for the year ended June 26, 1998.


/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
San Jose, California
January 12, 1999